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                                                                    Exhibit 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sterling Software, Inc. (the "Company"), pertaining to the Synon Corporation 1990 Stock Option Plan and Executive Share Option Scheme, of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.




                                         /s/ ERNST & YOUNG LLP


Dallas, Texas
July 31, 1998